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                                                                  EXHIBIT 23.4



                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the incorporation by reference in the Registration Statement of Service Corporation International on Form S-4, relating to the Equity Corporation International merger, of our report dated March 5, 1998, on our audits of the consolidated financial statements and financial statement schedule of Equity Corporation International as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, which report is included in the Annual Report on Form 10-K of Equity Corporation International for the year ended December 31, 1997. We also consent to the reference to our firm under the caption "Experts" in the Proxy Statement/Prospectus which is a part of this Registration Statement.

                                                /s/ PricewaterhouseCoopers LLP

                                                PricewaterhouseCoopers LLP



Houston, Texas
November 6, 1998